Biotricity Achieves FDA 510(k) Clearance for its Bioflux Device

REDWOOD CITY, CA – December 18, 2017 – Biotricity, Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, has received its 510(k) clearance for its Bioflux device with the U.S. Food and Drug Administration (FDA). This latest 510(k) is the final FDA requirement needed for Biotricity to bring to market Bioflux in the US.

Bioflux consists of a proprietary mobile ECG monitoring device and an ECG viewer software package, that enables physicians to remotely monitor and diagnose patients with cardiovascular coronary heart disease by detecting and transmitting probable arrhythmias, along with other diagnostic heart information.  The remote monitoring solution can be utilized for early detection and we believe is an example of the growing shift in healthcare towards a preventative system.

Biotricity has started its first production run of the Bioflux solution. With large scale manufacturing already in place, the company is primed to begin mass production. “We are ready to hit the ground running,” said Waqaas Al-Siddiq, Founder and CEO of Biotricity. “With our manufacturing infrastructure fully developed, we expect to be able to bring the Bioflux solution to market imminently.”

"We are incredibly excited about receiving our hardware 510(k) clearance as this is the final step needed before commercializing our first medical-grade solution,” said Al-Siddiq. “As we bring Bioflux to market, we intend to continue to develop other disease specific remote biometric technologies that can help diagnose, treat, and manage chronic diseases through clinically accurate and tailor-made solutions.”

The company’s proprietary remote patient monitoring platform can be leveraged for other industries and plans are already underway to pipeline new solutions across a spectrum of health applications. The company looks forward to executing its ongoing product development plans and bringing to market other innovative remote medical technologies.

To learn more, visit www.biotricity.com or follow on

Twitter: @biotricity_inc Facebook: facebook.com/biotricity/ or

LinkedIn: linkedin.com/company/biotricity-measuring-vitals

About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies.

These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Media Contacts

McCoin & Smith Communications Inc.

Chris McCoin,

Chris@mccoinsmith.com, 508-429-5988

Richard Smith,

rick@mccoinsmith.com, 978-433-3304

Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com

3